EXHIBIT 3.1
NRG COMMON STOCK FINANCE I LLC
SECOND CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF DESIGNATIONS
establishing the
Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of
Series 1 Exchangeable Limited Liability Company Preferred Interests

Pursuant to Section 18-215 of the
Limited Liability Company Act of the State of Delaware

     NRG COMMON STOCK FINANCE I LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (“Issuer”), does hereby certify as follows:
     1. That the Certificate of Designations establishing the voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series 1 Limited Liability Company Preferred Interests, as amended by the First Certificate of Amendment (as defined below) (as so amended, the “Certificate of Designations”), shall be further amended as follows:
     (a) Section 4.2 of the Certificate of Designations shall be deleted in its entirety and replaced with the phrase “Intentionally omitted”;
     (b) Section 4.3 of the Certificate of Designations shall be amended by deleting the words “and Section 4.2” in the second to last line of such section;
     (c) Section 6.2 of the Certificate of Designations shall be amended by deleting the words “and Section 4.2” that begin on the third line thereof;
     (d) Section 10.12 of the Certificate of Designations shall be deleted in its entirety and replaced with the phrase “Intentionally omitted”;
     (e) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.33(A) as follows:
     “First Certificate of Amendment” means the NRG Common Stock Finance I LLC Certificate of Amendment to Certificate of Designations establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of Series 1 Exchangeable Limited Liability Company Preferred Interests executed on the Effective Date as defined in the Preferred Interest Amendment Agreement.
     (f) Section 10.45 of the Certificate of Designations shall be amended by deleting the words “or Section 4.2” in the tenth line;
     (g) Section 10.53(A) of the Certificate of Designations shall be deleted in its entirely and replaced with the following new Section 10.53(A):
     “Note Purchase Amendment Agreement” means the Note Purchase Amendment Agreement dated as of February 27, 2008 among Issuer, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent.
     (h) Section 10.62(A) of the Certificate of Designations shall be deleted in its entirety and replaced with the following new Section 10.62(A):
     “Preferred Interest Amendment Agreement” means the Preferred Interest Amendment Agreement dated as of February 27, 2008 among Issuer, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.

     (i) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.72(A) as follows:
     “Second Certificate of Amendment” means the NRG Common Stock Finance I LLC Second Certificate of Amendment to Certificate of Designations establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of Series 1 Exchangeable Limited Liability Company Preferred Interests executed on the Effective Date as defined in the Second Preferred Interest Amendment Agreement.
     “Second Note Purchase Amendment Agreement” means the Note Purchase Amendment Agreement dated as of August 8, 2008 among Issuer, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent.
     “Second Preferred Interest Amendment Agreement” means the Preferred Interest Amendment Agreement dated as of August 8, 2008 among Issuer, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.
     (j) Section 10.82(B) of the Certificate of Designations shall be deleted in its entirety replaced with the following new Section 10.82(B):
     “Transaction Amendment Documents” means (i) the Preferred Interest Amendment Agreement, (ii) the Note Purchase Amendment Agreement, (iii) the First Certificate of Amendment, (iv) Underwriting Agreement No. 2, (v) the Amendment Fee Agreement, (vi) the Second Preferred Interest Amendment Agreement, (vii) the Second Note Purchase Amendment Agreement and (viii) the Second Certificate of Amendment.
     (k) The amendments to the Certificate of Designations set forth in Sections 1(d), 1(e), 1(l), 1(q), 1(s), 1(t) and 1(y) of the First Certificate of Amendment are hereby reversed.
     2. Except as otherwise specified in this Second Certificate of Amendment to the Certificate of Designations, the Certificate of Designations shall remain in full force and effect.

     IN WITNESS WHEREOF, NRG Common Stock Finance I LLC caused this Second Certificate of Amendment of the Certificate of Designation to be signed this day of August 2008.

NRG COMMON STOCK FINANCE I LLC
By:	/s/ Clint Freeland
	Name:	Clint Freeland
	Title:	Director and President